AGREEMENT

BETWEEN: TIREX CANADA, located at 740, St-Maurice St., suite 201, Montreal (Quebec) H3C1L5, represented herein by its President, Mr. Terence C. Byrne, who is duly authorized for the purposes hereof hereinafter referred to as "the Company"

AND: M.D. CONSULTANTS, located at 1547, chemin Royal, Saint-Laurent, Ile d'Orleans (Quebec) G0A 3Z0, represented herein by its president, Mr. Michel DeBlois, who is duly authorized for the purposes hereof:

                            hereinafter referred to as "the Consultant",

THE PARTIES AGREE:

PURPOSE

1. The purpose of this agreement is to establish the terms and conditions of the contract between the Company and the Consultant in a spirit of mutual cooperation and advancement.

MANDATE

2. A leading business segment for the Company involves manufacturing molded products containing tire derived recycled rubber. The Company wants to implement a fully commercial facility for the beginning of August 1998. Molded adjustment rings constitute the first line of products to be developed and marketed throughout North America.

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              The Consultant's mandate includes the following:

            ------------------ ------------------------------------------------------------- --------------------
            ACTIVITY                            DESCRIPTION                                  ESTIMATED COSTS
            ------------------ ------------------------------------------------------------- --------------------
                    1          Receiving product's specs to be met, identify binders,
                               fillers, crumb rubber and additive suppliers, get samples
                               plus initial evaluation                                            3,260$
            ------------------ ------------------------------------------------------------- --------------------
                    2          Initial testing plus property evaluation on a small scale
                               with various critical variables: crumb rubber sources, mesh size, crumb rubber-binder-additives activator ratios,
                               curing temperature, mixing conditions as to optimize cost
                               performance results plus minimize production cycles; use as starting point all information available from competing
                               technologies.                                                      9,330$
            ------------------ ------------------------------------------------------------- --------------------
                    3          Physical, chemical plus mechanical property optimization,
                               first on small scale basis and then on scale up (full
                               commercial scale) basis; comparisons with Competitor's
                               products; focus on product improvements over competitors'
                               weaker points (e.g., premature aging, inconsistent product properties, mass balance deficiencies, long curing time,
                               low automation level, easy to copy recipes);                      12,975$
            ------------------ ------------------------------------------------------------- --------------------
                    4          Identify available equipment (used and/or new) that could
                               be acquired plus installed plus tested plus optimized
                               within 10 weeks according to prescribed specs.                     1,515$
            ------------------ ------------------------------------------------------------- --------------------
                    5          Plant plus equipment layout plus configuration (e.g.,
                               electrical requirements, etc.)                                     2,150$
            ------------------ ------------------------------------------------------------- --------------------
                    6          Full scale equipment integration plus testing plus
                               corrective measures where needed;                                  5,505$
            ------------------ ------------------------------------------------------------- --------------------
                    7          Full scale product, testing, fine tuning.                          6,325$
            ------------------ ------------------------------------------------------------- --------------------
                    8          QA/QC protocol implementation plus initial staff training
                               plus ASTM test, coordination;                                      4,150$
            ------------------ ------------------------------------------------------------- --------------------
                    9          Initial commercial scale start-up operations.                      2,650$
            ------------------ ------------------------------------------------------------- --------------------
                               Contingencies (10%)                                                4,786$
            ------------------ ------------------------------------------------------------- --------------------
                                                                                TOTAL            52,646$

NOTES:

o   Testing facilities for small scale work will be provided by the Consultant;
o   R&D activity reports will be presented by the Consultant periodically;
o Milestones meeting with Company's senior management will be scheduled monthly.

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GENERAL FINANCIAL TERMS AND CONDITIONS

3.       The Consultant's fee schedule will be as follow:

                           First 75 hours/month      all additional hours/month

         Michel Deblois:       100$/hour                    85$/hour
         Engineer:              65$/hour                    55$hour
         Technician:            45$/hour                    38$/hour

         The Consultant's fees will not exceed 53,000$ in total (including a 10% contingency and excluding hotel, travel expenses and taxes). Expenses will be billed to the Company as they are incurred.

         All expenses must be pre-approved by the Company. Usual expenses shall include material purchasing, external lab analytical expenses, living and rental expenses, where applicable, and gas, for which the Consultant shall be reimbursed t the rate of $0.34/km.

         It is understood that the following are under the Company's responsibility:

                o  Raw material purchases
                o  Permits, certificates
                o Plant modifications (whenever needed), equipment purchase, molds for adjustment rings, transportation, installation

PLANNING AND WORKING SCHEDULE

4. The Company will determine, in collaboration with the Consultant, the human resources allocation required to ensure the most timely and fruitful project management activities and overall results.

5. The Company will remain responsible for project selection and all coordination activities with the terms of this agreement.

RESPONSABILITIES OF THE CONSULTANT

6. The Consultant undertakes to perform their duties diligently and in accordance with industry standards; if required and only with the Company's consent, the Consultant can use additional qualified personnel.

RIGHT OF FIRSTREFUSAL

7. In the event where the Consultant was developing new products, a new line of products or new technologies that present great interest and could incur significant competitive advantages to the Company vs its competitors, the Consultant will give (subject to certain conditions to be defined on a case by case approach) in writing the right of first refusal for a period of 60 days to the Company with respect to commercialization rights for these products and/or related technology transfer. Monetary settlements will be dealt with on a case by case approach.

8. In the event where the Company identified new products, new lines of products or new technologies that present great interest and could incur significant competitive advantages to the Company vs its competitors, and for which product development has to be initiated up to commercial implementation, when proven to be in the Consultant's area of expertise, the Company will give (subject to certain conditions to be defined on a case by case approach) the right of first refusal for a period of 30 days to the Consultant with respect to external resources assistance. Monetary settlements will be dealt with on a case by case approach.

CONTRACT RESILIATION

9. The present Agreement shall terminate, without other notice, on the occurance of any of the following situations:

                o  If one or both parties commit an Act of insolvency/
                   bankruptcy, whether voluntary or involuntary;
                o  Failure by the Consultant to meeting any of its
                   obligations under the terms of this Agreement

TAX CREDITS

10. It is understood that only the Company will be able to claim tax credits and/or financial assistance from various public and parapublic programs (e.g. grants, loans, etc.) for activities undertook within the scope of this agreement.

CONFIDENTIALITY AND INTELLECTUAL PROPERTY

11. The Consultant acknowledges that it will acquire information (the `Information') about certain matters that are confidential to the Company, which Information is the exclusive property of the Company, including, but not limited to, the following:

                o Discoveries, inventions, research and development, formulas and technology, improvements, written books, any item developed in which copyright, patent or any Intellectual Property right subsists (hereinafter the `Works');
                o  Trade secrets;
                o  Lists of present and prospective customers and buying habits;
                o  Purchase requirements;
                o  Pricing and sales policies and concepts;
                o  Financial information, and;
                o  Business plans, forecasts and market strategies.

         The Consultant acknowledges that the Information could be used to the detriment of the Company and that its disclosure could cause irreparable harm to the Company. Accordingly, the Consultant undertakes to treat confidentially all Information and not to disclose it to any third party or to use it for any purpose either for the duration of the Agreement, except as may be necessary in the proper discharge of its mandate, or after termination of the Agreement for any reason, except with the written permission of the Company.

PLACE OF THE AGREEMENT

12. For the purposes hereof and of the performance of this agreement, it shall be deemed to have been made and entered into in the City of Montreal, in the Judicial District of Montreal, in the province of Quebec, and it shall be subject to the laws of Quebec.

COMING INTO FORCE AND TERMS OF THE CONTRACT

13. This agreement shall come into force when it has been signed by all parties.

14. Unless agreed by both parties and for reasons beyond the reasonable control of either parties, all terms pertaining to this contract should be completed by August 15, 1998.

15. If, for a serious reason beyond the reasonable control of either parties, one party cannot comply with the terms of this agreement momentarily, it will notify the other parties of this situation. In turn, during that period, the other parties will not be required to comply with the terms of the Agreement. If such a period was to be continued to the extent that it could jeopardize the commercial viability of projects undertook within the realm of this Agreement, either party will have the right to terminate it.

         IN WITNESS WHEREOF, THE PARTIES HAVE SIGNED THE ORIGINALS OF THIS AGREEMENT.

                                              THE COMPANY

                                              by: /s/
                                                  --------------------------
                                              Date:


                                              THE CONSULTANT

                                              by: /s/
                                                  --------------------------
                                              Date: